Exhibit 99.1

Tripadvisor Reports Third Quarter 2021 Financial Results

NEEDHAM, MA, November 8, 2021 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the third quarter ended September 30, 2021.

“We are pleased to see a continued pick-up in consumer travel demand as borders open and vaccinations are more widely administered,” said Chief Executive Officer Steve Kaufer. “We are seeing this benefit in our results—revenue increased to $303 million, reflecting sequential growth of 29% and year over year growth of 101%, with strong performance from all segments. In addition to macro tailwinds, we believe that our customer experience, expansive reach, product offerings, and position in the market will drive sustained growth and strong customer loyalty. We are very excited about the progress we are making in our key initiatives with a focus on the long-term, even as we remain cautiously optimistic about near-term travel trends."

Chief Financial Officer Ernst Teunissen added, “We drove continued improvements in our revenue, net income, and adjusted EBITDA. During the third quarter, as a result of our commitment to maintaining a more disciplined cost base, we achieved positive net income, while adjusted EBITDA increased to $72 million expanding our margin to 24%. In addition to the impact increasing consumer travel had on our financial profile, we are equally as pleased to see the continued efforts our teams have made to deliver on key initiatives designed to drive future growth.”

Third Quarter 2021 Summary

	Three months ended September 30,
(In millions, except percentages and per share amounts)	2021	2020	% Change
Total Revenue	$303	$151	101%
Hotels, Media & Platform	$172	$80	115%
Experiences & Dining	$114	$53	115%
Other	$17	$18	(6)%

GAAP Net Income (Loss)	$1	$(48)	n.m.

Total Adjusted EBITDA (1)	$72	$15	380%
Hotels, Media & Platform	$51	$4	1175%
Experiences & Dining	$10	$1	900%
Other	$11	$10	10%

Non-GAAP Net Income (Loss) (1)	$23	$(23)	n.m.

Diluted Earnings (Loss) per Share:
GAAP	$0.01	$(0.36)	n.m.
Non-GAAP (1)	$0.16	$(0.17)	n.m.

Cash flow used in operating activities	$(64)	$(31)	106%
Free cash flow (1)	$(79)	$(42)	88%

n.m. = not meaningful

(1)
“Total Adjusted EBITDA”, “Total Adjusted EBITDA margin”, “Non-GAAP Net Income (Loss)”, “Non-GAAP Diluted Earnings (Loss) per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Monthly unique users – During the third quarter of 2021, average monthly unique users on Tripadvisor-branded websites increased to approximately 76% of 2019’s comparable period, in comparison to approximately 70% and 55% of 2019’s comparable periods during the second and first quarters of 2021, respectively. This was driven by vaccine progress, various government restrictions being gradually lifted, albeit unevenly, and consumer travel demand’s improving recovery.

Revenue – Q3 2021 total revenue of $303 million increased 101% year-over-year and was approximately 71% of the comparable period in 2019 (pre-COVID-19 timeframe), which showed improvement versus Q2 2021.

Cost performance – Total operating expenses were $287 million, up 46% year-over-year, increasing in all categories and primarily driven by the following:

•
Cost of revenue was $23 million, up 77% year-over-year, primarily due to increased direct costs from credit card payment and other revenue-related transaction costs in correlation with the increase in revenue.
•
Selling and marketing costs were $148 million, up 111% year-over-year, due to an increase in our SEM and other online traffic acquisition spend generally across all our segments and businesses in response to increasing consumer travel demand as travel and leisure activity restrictions ease and the travel sector recovers.
•
Technology and content costs were $52 million, up 13% year-over-year.
•
General and administrative costs were $37 million, up 6% year-over-year.

Profitability – Q3 2021 consolidated net income of $1 million, improved from the net losses in Q2 2021 and Q3 2020, primarily driven by an increase in revenue. This was partially offset by an increase in selling and marketing expenses in response to increasing consumer travel demand as travel and leisure activity restrictions eased during the quarter. Q3 2021 adjusted EBITDA of $72 million, was higher than Q2 2021 and Q3 2020, primarily driven by the factors noted above.

Cash & Liquidity – As of September 30, 2021, the Company had $682 million of cash and cash equivalents, an increase of $264 million from December 31, 2020.

Third Quarter 2021 Revenue by Source

	Three months ended September 30,
(In millions, except percentages)	2021	2020	% Change
Hotels, Media & Platform
Tripadvisor-branded hotels	$143	$67	113%
Tripadvisor-branded display and platform	29	13	123%
Experiences & Dining	114	53	115%
Other	17	18	(6)%
Total Revenue	$303	$151	101%

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, November 9, 2021, at 8:30 a.m., Eastern Time, to discuss the Company’s third quarter 2021 operating results, as well as forward-looking information about Tripadvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on Tripadvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 9957637) until November 16, 2021 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About Tripadvisor

Tripadvisor, the world's largest travel guidance platform*, helps hundreds of millions of people each month** become better travelers, from planning to booking to taking a trip. Travelers across the globe use the Tripadvisor site and app to discover where to stay, what to do and where to eat based on guidance from those who have been there before. With more than 988 million reviews and opinions of nearly 8 million businesses, travelers turn to Tripadvisor to find deals on accommodations, book experiences, reserve tables at delicious restaurants and discover great places nearby. As a travel guidance company available in 43 markets and 22 languages, Tripadvisor makes planning easy no matter the trip type.

The subsidiaries of Tripadvisor, Inc. (NASDAQ:TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.bokun.io, www.cruisecritic.com, www.flipkey.com, www.thefork.com, www.helloreco.com, www.holidaylettings.co.uk, www.housetrip.com, www.jetsetter.com, www.niumba.com,www.seatguru.com, www.singleplatform.com, www.vacationhomerentals.com, and www.viator.com.

* Source: SimilarWeb, unique users de-duplicated monthly, September 2021

** Source: Tripadvisor internal log files

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue	$303	$151	$661	$488

Costs and expenses:
Cost of revenue (1)	23	13	54	42
Selling and marketing (1)	148	70	343	249
Technology and content (1)	52	46	161	166
General and administrative (1)	37	35	121	129
Depreciation and amortization	27	30	85	94
Impairment of goodwill	—	3	—	3
Restructuring and other related reorganization costs	—	—	—	42
Total costs and expenses	287	197	764	725
Operating income (loss)	16	(46)	(103)	(237)
Other income (expense):
Interest expense	(12)	(13)	(34)	(22)
Interest income	—	1	1	3
Other income (expense), net	(1)	—	(2)	(9)
Total other income (expense), net	(13)	(12)	(35)	(28)
Income (loss) before income taxes	3	(58)	(138)	(265)
(Provision) benefit for income taxes	(2)	10	19	48
Net income (loss)	$1	$(48)	$(119)	$(217)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.36)	$(0.87)	$(1.61)
Diluted	$0.01	$(0.36)	$(0.87)	$(1.61)

Weighted average common shares outstanding:
Basic	138	134	137	135
Diluted	144	134	137	135

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$—	$—	$1	$1
Selling and marketing	$4	$4	$13	$12
Technology and content	$12	$12	$35	$32
General and administrative	$13	$12	$40	$35

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$682	$418
Accounts receivable and contract assets, net of allowance for credit losses of $32 and $33, respectively	198	83
Income taxes receivable	52	50
Prepaid expenses and other current assets	28	22
Total current assets	960	573
Property and equipment, net of accumulated depreciation of $441 and $386, respectively	220	240
Operating lease right-of-use assets	43	54
Intangible assets, net of accumulated amortization of $215 and $206, respectively	69	86
Goodwill	846	862
Non-marketable investments	38	40
Deferred income taxes, net	37	10
Other long-term assets, net of allowance for credit losses of $5 and $5, respectively	99	104
TOTAL ASSETS	$2,312	$1,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22	$18
Deferred merchant payables	123	36
Deferred revenue	39	28
Accrued expenses and other current liabilities	179	160
Total current liabilities	363	242
Long-term debt	832	491
Finance lease obligation, net of current portion	66	71
Operating lease liabilities, net of current portion	33	46
Deferred income taxes, net	2	10
Other long-term liabilities	222	223
Total Liabilities	1,518	1,083

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 144,177,649 and 140,775,221, respectively
Shares outstanding: 125,333,035 and 121,930,607, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,297	1,253
Retained earnings	270	389
Accumulated other comprehensive income (loss)	(51)	(34)
Treasury stock-common stock, at cost, 18,844,614 and 18,844,614 shares, respectively	(722)	(722)
Total Stockholders’ Equity	794	886
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,312	$1,969

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating activities:
Net income (loss)	$1	$(48)	$(119)	$(217)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27	30	85	94
Stock-based compensation expense	29	28	89	80
Deferred income tax expense (benefit)	2	(1)	(26)	5
Provision for expected credit losses	(2)	1	1	19
Impairment of goodwill	—	3	—	3
Other, net	3	4	10	10
Changes in operating assets and liabilities, net of effects from acquisitions and other investments:	(124)	(48)	3	(174)
Net cash provided by (used in) operating activities	(64)	(31)	43	(180)

Investing activities:
Capital expenditures, including internal-use software and website development	(15)	(11)	(40)	(46)
Other investing activities, net	1	(2)	(1)	—
Net cash provided by (used in) investing activities	(14)	(13)	(41)	(46)

Financing activities:
Repurchase of common stock	—	—	—	(115)
Proceeds from issuance of 2026 Senior Notes, net of financing costs	—	—	340	—
Purchase of capped calls in connection with 2026 Senior Notes	—	—	(35)	—
Proceeds from issuance of 2025 Senior Notes	—	500	—	500
Payment of financing costs for the issuance of 2025 Senior Notes	—	(10)	—	(10)
Proceeds from 2015 credit facility	—	—	—	700
Payment of financing costs related to 2015 credit facility	—	—	—	(4)
Payments to 2015 Credit Facility	—	(700)	—	(700)
Proceeds from exercise of stock options	—	—	8	—
Payment of withholding taxes on net share settlements of equity awards	(10)	(1)	(39)	(18)
Payments of finance lease obligation	(2)	(1)	(5)	(4)
Net cash provided by (used in) financing activities	(12)	(212)	269	349
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	4	(7)	4
Net increase (decrease) in cash, cash equivalents and restricted cash	(93)	(252)	264	127
Cash, cash equivalents and restricted cash at beginning of period	775	698	418	319
Cash, cash equivalents and restricted cash at end of period	$682	$446	$682	$446

Tripadvisor, Inc.

Unaudited Segment Information

(in millions, except percentages)

	Three Months Ended
	September 30, 2021	September 30, 2020	% Change
Revenue:
Hotels, Media & Platform	$172	$80	115%
Experiences & Dining	114	53	115%
Other	17	18	(6)%
Total revenue	$303	$151	101%
Adjusted EBITDA:
Hotels, Media & Platform	$51	$4	1175%
Experiences & Dining	10	1	900%
Other	11	10	10%
Total Adjusted EBITDA (1)	$72	$15	380%
Adjusted EBITDA Margin:
Hotels, Media & Platform	30%	5%
Experiences & Dining	9%	2%
Other	65%	56%
Total Adjusted EBITDA Margin (1)	24%	10%

Net Income (Loss) (2)	$1	$(48)
Net Income (Loss) Margin	0%	(32)%

	Nine Months Ended
	September 30, 2021	September 30, 2020	% Change
Revenue:
Hotels, Media & Platform	$417	$287	45%
Experiences & Dining	209	150	39%
Other	35	51	(31)%
Total revenue	$661	$488	35%
Adjusted EBITDA:
Hotels, Media & Platform	$81	$25	224%
Experiences & Dining	(26)	(56)	(54)%
Other	16	13	23%
Total Adjusted EBITDA (1)	$71	$(18)	n.m.
Adjusted EBITDA Margin:
Hotels, Media & Platform	19%	9%
Experiences & Dining	(12)%	(37)%
Other	46%	25%
Total Adjusted EBITDA Margin (1)	11%	(4)%

Net Income (Loss) (2)	$(119)	$(217)
Net Income (Loss) Margin	(18)%	(44)%

n.m. = not meaningful

(1)
Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)
This amount reflects our consolidated GAAP Net Income (Loss) for the periods presented. Tripadvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;

•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•
Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation or significant legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income (loss) is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares determined under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Tripadvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2019	September 30, 2021	September 30, 2020
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$1	$(40)	$(48)	$50	$(119)	$(217)
Add: Provision (benefit) for income taxes	2	(6)	(10)	23	(19)	(48)
Add: Other (income) expense, net	13	11	12	(5)	35	28
Add: Depreciation and amortization	27	28	30	32	85	94
Add: Impairment of goodwill	—	—	3	—	—	3
Add: Restructuring and other related reorganization costs	—	—	—	—	—	42
Add: Stock-based compensation expense	29	32	28	29	89	80
Adjusted EBITDA (Non-GAAP)	$72	$25	$15	$129	$71	$(18)

Revenue (GAAP)	$303	$235	$151		$661	$488

Net Income (loss) margin (GAAP)	0%	(17)%	(32)%		(18)%	(44)%
Adjusted EBITDA margin (Non-GAAP) (1)	24%	11%	10%		11%	(4)%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share:
GAAP Net Income (Loss)	$1		$(48)
Add: Stock-based compensation expense	29		28
Add: Impairment of goodwill	—		3
Add: Amortization of intangible assets	5		6
Add: (Gain)/Loss on investment	(1)		(1)
Subtract: Income tax effect of Non-GAAP adjustments (2)	11		8
Subtract: Income tax benefit related to CARES Act (3)	—		3
Non-GAAP net income (loss)	$23		$(23)

GAAP diluted shares	144		134

GAAP Net Income (loss) per diluted share	$0.01		$(0.36)
Non-GAAP net income (loss) per diluted share (4)	$0.16		$(0.17)

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$(64)		$(31)
Subtract: Capital expenditures	15		11
Free cash flow (Non-GAAP)	$(79)		$(42)

(1)
Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(3)
Represents an income tax benefit of $3 million recorded in connection with the passage of the CARES Act, pertaining to the income tax rate differential in tax years applicable to U.S. loss carryforwards that became eligible for carryback, recorded during the three months ended September 30, 2020.
(4)
Tripadvisor defines “non-GAAP net income (loss) per diluted share” as non-GAAP net income (loss) divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

ir@tripadvisor.com

Media

uspr@tripadvisor.com